UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:
☐ Preliminary Information Statement
☒ Definitive Information Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(e)(2))

FLIKMEDIA, INC.
(Name of Registrant as Specified in its Charter)

Copies to:
William Haseltine
Haseltine Law Group LLP
1629 K Street NW, Suite 300
Washington, DC 20006

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FLIKMEDIA, INC.
2728 N 24TH ST
PHOENIX AZ 8004-1050

NOTICE OF ACTION BY WRITTEN CONSENT OF HOLDERS OF
A MAJORITY OF THE OUTSTANDING VOTING STOCK OF FLIKMEDIA, INC.

January 26, 2017

Dear FlikMedia, Inc. Stockholder:

The enclosed Information Statement is being distributed to the holders of record of common stock, par value $0.001 per share (“Common Stock”), of FlikMedia, Inc., a Nevada corporation (the “Company” or “we”), as of the close of business on January 26, 2017 (the “Record Date”) under Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The purpose of the enclosed Information Statement is to inform our stockholders of action taken by written consent by the holders of a majority of our outstanding voting stock. The enclosed Information Statement shall be considered the notice required under Section 78.370 of the Nevada Revised Statues.

The following action was authorized by written consent of a majority of our outstanding voting stock (the “Written Consents”):

1.
To authorize the board of directors of the Company to amend the Company’s Articles of Incorporation to effectuate an increase in the number of authorized shares of the Company’s Common Stock from seventy-five million (75,000,000) shares to nine hundred, ninety-four thousand (994,000,000) shares.

The Written Consents constitutes the only stockholder approval required under the Nevada Revised Statues, our Articles of Incorporation and Bylaws to approve the Amendment. Our Board of Directors is not soliciting your consent or your proxy in connection with this action, and no consents or proxies are being requested from stockholders. The Amendment, as approved by the Written Consents, will not become effective until 20 calendar days after the enclosed Information Statement is first mailed or otherwise delivered to our stockholders entitled to receive notice thereof.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS, AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By order of the Board of Directors

January 26, 2017

/s/ Nikola Bicanic
Nikola Bicanic
Chief Executive Officer
Chairman of the Board of Directors

FLIKMEDIA, INC.
2728 N 24TH ST
PHOENIX AZ 8004-1050

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A CONSENT OR PROXY AND
YOU ARE REQUESTED NOT TO SEND US A CONSENT OR PROXY.

INTRODUCTION

This Information Statement advises stockholders of the approval by the Company’s Board of Directors, and by written consent of the holders a majority of the Company’s voting stock of an amendment to the Company’s Articles of Incorporation (the “Amendment”) to increase the total number of authorized shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), from 75,000,000 shares to 994,000,000 million shares. A copy of the Amendment is attached to this Information Statement as Exhibit A.

The increase of the Company’s authorized shares of Common Stock will become effective upon the filing of the Amendment with the Secretary of State of Nevada, which filing will occur no less than 20 days after the date of the mailing of this Information Statement to our stockholders.

What action was taken by written consent?

We obtained stockholder consent for the approval of an amendment to our articles of incorporation to (i) increase the number of authorized shares of common stock, par value $0.001 (“Common Stock”) from 75,000,000 to 994,000,000.

How many shares of Common Stock were outstanding on November 11, 2016?

On November 11, 2016, the date we received the consent of the holders of more than a majority of our outstanding shares of Common Stock, there were 47,799,299 shares of Common Stock outstanding.

What vote was obtained to approve the amendment to the articles of incorporation described in this information statement?

We obtained the approval of the holders of approximately 50.67% of our outstanding shares of Common Stock. Nikola Bicanic and Arben Kryeziu, our only officers and directors, beneficially own approximately 41.15% of our outstanding Common Stock, the only class of shares that are issued and outstanding.

Are there any acquisitions under consideration at this time?

No. Currently, there is no target for any forward and/or reverse acquisition exists. When, and if, any target is identified, the Company will file a Current Report on Form 8-K and, if necessary, audited pro forma financial statements within the timeframe required by relevant law and/or regulation.

Who is paying the cost of this information statement?

The Company will pay for preparing, printing and mailing this information statement. Our costs are estimated at approximately $10,000.

AMENDMENT TO THE ARTICLES OF INCORPORATION

Our board of directors and the holders of a majority of our outstanding shares of Common Stock have approved an amendment to our articles of incorporation (the “Amendment”) to increase the number of authorized shares of Common Stock from 75,000,000 to 994,000,000.

The Amendment, which will be in the form of Appendix A hereto, will be effective upon filing with the Secretary of State of the State of Nevada. The Company will file the Amendment approximately, but not less than, 20 days after the definitive information statement is mailed to stockholders.

Increase in Authorized Common Stock

Upon filing with the Nevada Secretary of State, the Amendment will effect an increase in the number of shares of the Company’s authorized Common Stock, from 75,000,000 to 994,000,000. As of January 26, 2017, 47,799,299 shares of our Common Stock are issued and outstanding.

Purpose of Increase in Authorized Common Stock

The board of directors believes that the increase in authorized common shares will provide the Company greater flexibility with respect to the Company’s capital structure for various purposes including, but not limited to, additional equity financings and stock based acquisitions. Currently, no target for any forward and/or reverse acquisition exists. When, and if, any target is identified, the Company will file a Current Report on Form 8-K and, if necessary, audited pro forma financial statements within the timeframe required by relevant law and/or regulation.

Effect of Increase in Authorized Common Stock on Current Shareholders

The additional shares of Common Stock will have the same rights as the presently authorized shares, including the right to cast one vote per share of Common Stock. Although the authorization of additional shares will not, in and of itself, have any effect on the rights of any holder of our Common Stock, the future issuance of additional shares of Common Stock (other than by way of a stock split or dividend) would have the effect of diluting the voting rights and could have the effect of diluting earnings per share and book value per share of existing shareholders.

The additional shares of Common Stock could be used in the future for various purposes without further shareholder approval, except as such approval may be required by applicable law. These purposes may include: raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies, expanding the company’s business or product lines through the acquisition of other businesses or products, and other purposes.

Possible Anti-Takeover Effects of Increase in Authorized Common Stock

We could also use the additional shares of Common Stock that will become available for issuance to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. Although the Amendment has not been prompted by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), nevertheless, shareholders should be aware that this proposal could facilitate future efforts by us to deter or prevent changes in control of the Company, including transactions in which the Company’s shareholders might otherwise receive a premium for their shares over then current market prices.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of November 11, 2016, we had 47,799,299 shares of Common Stock issued and outstanding, which is the only class of voting securities that would be entitled to vote for directors at a stockholders' meeting if one were to be held. Each share of Common Stock is entitled to one vote.

Security Ownership of Certain Beneficial Owners and Management of the Company:

The following table sets forth the beneficial ownership of our company’s capital stock as of November 11, 2016, as to:
(1)           Each of our directors;
(2)           Each executive officer;
(3)           All directors and officers as a group; and
(4)           Each person, other than our directors and officers, known to beneficially own more than 5% of the Company’s common stock.

Name and Address (1)	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding shares of Common Stock Owned
Officers and Directors
Nikola Bicanic, CEO, Director	8,593,260	17.98%
Arben Kryeziu, CTO (2)	11,078,244	23.18%
All directors and executive officers as a group (2 persons)	17,186,520	41.15%

5% Owners
Oliver Chaine	4,546,182	9.51

(1)
Except as otherwise indicated, the address of each beneficial owner is the Company’s address.
(2)
Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table.
 (3)
Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants. There are 47,799,299 shares of common stock, issued and outstanding as of November 11, 2016 including securities exercisable or convertible into shares of Common Stock within sixty (60) days hereof for each stockholder listed herein.

ADDITIONAL AVAILABLE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 and in accordance with such act we file periodic reports, documents and other information with the Securities & Exchange Commission relating to our business, financial statements and other matters. Such reports and other information may be inspected and are available for copying at the public reference facilities of the Securities and Exchange Commission at 100 F Street, N.E., Washington D.C. 20549, or may be accessed at www.sec.gov.

By order of the Board of Directors /s/ Nikola Bicanic Nikola Bicanic Chief Executive Officer Chairman of the Board of Directors

January 26, 2017

EXHIBIT "A"

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

FLIKMEDIA, INC.

2. The articles have been amended as follows: (provide article numbers, if available)

ARTICLE FOUR. (CAPITAL STOCK) has been amended to increase the number of authorized shares of the Company's Common Stock from seventy-five million (75,000,000) shares to nine hundred, ninety-four thousand (994,000,000) shares.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: A majority

4. Effective date and time of filing: (optional) Date: February 15, 2017 Time: 5:00 PM PST

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 1-5-15